July 8, 2013

Eagle Rock Announces Successful Startup of Wheeler Plant Serving the Texas Panhandle
Eagle Rock Energy Partners, L.P. (Nasdaq: EROC) ("Eagle Rock" or the "Partnership") today announced the successful startup of its previously announced 60 MMcf/d cryogenic processing facility in Wheeler County, Texas, in the heart of the prolific Granite Wash play (the "Wheeler Plant").
The Wheeler Plant, which includes the associated Mills Ranch Compressor Station, is strategically located on an approximately 50-acre site owned by Eagle Rock in the center of the Partnership's existing high-pressure gathering system near multiple residue gas pipeline outlets. Eagle Rock also constructed other intra-system pipeline enhancements in the immediate area to further facilitate product gathering, transportation and marketing to and from the Wheeler Plant. The supporting infrastructure and plant site were designed to accommodate one or more additional expansions.
With the completion of the Wheeler Plant, Eagle Rock will have in excess of 500 MMcf/d of high efficiency cryogenic processing capacity serving the Granite Wash play.
The construction of the facilities, associated gathering and pipelines cost approximately $65 million. In addition, the Partnership will receive pro forma credit for the projected cash flows associated with the Wheeler Plant under the terms of its senior secured credit facility, when calculating its Total Leverage Ratio, for the quarter ended June 30, 2013 and the three subsequent quarters.
About the Partnership
The Partnership is a growth-oriented master limited partnership engaged in two businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids (NGLs); (iii) crude oil and condensate logistics and marketing; and (iv) natural gas marketing and trading; and b) upstream, which includes exploiting, developing, and producing hydrocarbons in oil and natural gas properties.

Contacts:
Eagle Rock Energy Partners, L.P.

Jeff Wood, 281-408-1203
Senior Vice President and Chief Financial Officer

Adam Altsuler, 281-408-1350
Vice President, Corporate Finance and Investor Relations, Treasurer
This news release may include "forward-looking statements." All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future, including statements regarding the expected closing of the acquisition and timing thereof, purchase price multiples and the anticipated impact on the Partnership's financial results, are forward-looking statements and speak only as of the date on which such statement is made. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These include, but are not limited to, risks related to volatility or declines (including sustained declines) in commodity prices; market demand for crude oil, natural gas and natural gas liquids; the effectiveness of the Partnership's hedging activities; the Partnership's ability to retain key customers; the Partnership's ability to continue to obtain new sources of crude oil and natural gas supply; the availability of local, intrastate and interstate transportation systems and other facilities to transport crude oil, natural gas and natural gas liquids; competition in the oil and gas industry; the Partnership's ability to obtain credit and access the capital markets; the Partnership's ability to obtain necessary government and regulatory approvals related to the acquisition; ability to obtain necessary third-party consents and approvals related to the acquisition; general economic conditions; and the effects of government regulations and policies. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership's actual results and plans could differ materially from those implied or expressed by any forward-looking statements. The Partnership assumes no obligation to update any forward-looking statement as of any future date. For a detailed list of the Partnership's risk factors, please consult the Partnership's Form 10-K, filed with the Securities and Exchange Commission ("SEC") for the year ended December 31, 2012, as well as any other public filings, including the Partnership's Form 10-Q for the quarter ended March 31, 2013, and press releases.

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